Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Savings and Retirement Plan of Trimble Navigation Limited of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule of Trimble Navigation Limited and the effectiveness of internal control over financial reporting of Trimble Navigation Limited included in its Annual Report (Form 10-K) for the year ended January 2, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

November 30, 2015